Smartsheet Inc. Announces Second Quarter Fiscal Year 2025 Results

•Second quarter total revenue grew 17% year over year to $276.4 million
•Annualized recurring revenue grew 17% year over year to $1.093 billion
•Second quarter operating cash flow of $59.1 million and record free cash flow of $57.2 million
•Ended the quarter with cash, cash equivalents, and short-term investments of $706.6 million

BELLEVUE, Wash. - September 5, 2024 - Smartsheet Inc. (NYSE: SMAR), the enterprise work management platform, today announced financial results for its second fiscal quarter ended July 31, 2024.

"Q2 was a strong quarter highlighted by continued growth in the enterprise,” said Mark Mader, CEO of Smartsheet. “Our customers are scaling their work on Smartsheet, with over 70 customers expanding their Smartsheet annualized recurring revenue by more than $100,000 this quarter. We have a significant opportunity ahead to drive durable, long-term growth. We’ve been investing in product innovations that empower our customers to manage their work at an even larger scale on our platform, which we look forward to sharing more about at our annual customer conference, ENGAGE Seattle, in a few weeks."

Second Quarter Fiscal 2025 Financial Highlights

•Revenue: Total revenue was $276.4 million, an increase of 17% year over year. Subscription revenue was $263.5 million, an increase of 19% year over year. Professional services revenue was $12.9 million, a decrease of (8)% year over year.

•Operating loss: GAAP operating loss was $(8.5) million, or (3)% of total revenue, compared to $(36.1) million, or (15)% of total revenue, in the second quarter of fiscal 2024.

•Non-GAAP operating income: Non-GAAP operating income was $45.3 million, or 16% of total revenue, compared to $19.2 million, or 8% of total revenue, in the second quarter of fiscal 2024.

•Net income (loss): GAAP net income was $7.9 million, compared to GAAP net loss of $(33.4) million in the second quarter of fiscal 2024. GAAP basic and diluted net income per share was $0.06, compared to GAAP basic and diluted net loss per share of $(0.25) in the second quarter of fiscal 2024.

•Non-GAAP net income: Non-GAAP net income was $61.6 million, compared to $22.0 million in the second quarter of fiscal 2024. Non-GAAP basic and diluted net income per share was $0.45 and $0.44, respectively, compared to non-GAAP basic and diluted net income per share of $0.16 in the second quarter of fiscal 2024.

•Cash flow: Net operating cash flow was $59.1 million, compared to $48.5 million in the second quarter of fiscal 2024. Free cash flow was $57.2 million, or 21% of total revenue, compared to $45.5 million, or 19% of total revenue, in the second quarter of fiscal 2024.

Second Quarter Fiscal 2025 Operational Highlights

•Annualized recurring revenue ("ARR") was $1.093 billion, an increase of 17% year over year
•Average ARR per domain-based customer was $10,291, an increase of 16% year over year
•Dollar-based net retention rate was 113%
•Number of all customers with ARR of $100,000 or more grew to 2,056, an increase of 23% year over year
•Number of all customers with ARR of $50,000 or more grew to 4,140, an increase of 17% year over year
•Number of all customers with ARR of $5,000 or more grew to 20,198, an increase of 6% year over year

Second Quarter Fiscal 2025 Business Highlights

•Introduced a new subscription model to help customers realize more value by simplifying pricing, budgeting, and administration. The subscription model went into effect for new customers in June and existing customers will transition in the calendar year 2025
•Released board view, a new Kanban-style view that gives customers clear visibility into task status so they can see what’s in progress, what’s completed, and what’s coming up next at a glance
•Recognized with Customers’ Choice distinction in the 2024 Gartner® Peer Insights Voice of the Customer1 for the Collaborative Work Management market for the second year in a row
•Recognized as a “Vendor Who Shaped the Year” in two IDC reports: IDC, Worldwide Collaborative Applications Market Shares, 20232 and IDC, Worldwide Team Collaboration Applications Market Shares, 20233

The section titled "Use of Non-GAAP Financial Measures" below contains a description of the non-GAAP financial measures with a reconciliation between GAAP and non-GAAP information. The section titled "Definitions of Key Business Metrics" contains definitions of certain non-financial metrics provided within this earnings release.

Share Repurchase Program

In April 2024, Smartsheet’s Board of Directors authorized the repurchase of up to $150 million of the Company’s outstanding Class A common stock. As of July 31, 2024, Smartsheet has completed over $40 million in aggregate repurchases.

Financial Outlook

For the third quarter of fiscal year 2025, the Company currently expects:
•Total revenue of $282 million to $285 million, representing year-over-year growth of 15% to 16%
•Non-GAAP operating income of $42 million to $44 million
1 GARTNER is a registered trademark and service mark, and PEER INSIGHTS is a trademark and service mark, of Gartner, Inc. and/or its affiliates in the U.S. and internationally and are used herein with permission. All rights reserved. Gartner Peer Insights content consists of the opinions of individual end users based on their own experiences with the vendors listed on the platform, should not be construed as statements of fact, nor do they represent the views of Gartner or its affiliates. Gartner does not endorse any vendor, product or service depicted in this content nor makes any warranties, expressed or implied, with respect to this content, about its accuracy or completeness, including any warranties of merchantability or fitness for a particular purpose.
2 doc #US51376924, July 2024
3 doc #US51377124, August 2024

•Non-GAAP net income per share of $0.29 to $0.31, assuming diluted weighted-average shares outstanding of approximately 142.5 million

For the full fiscal year 2025, the Company currently expects:
•ARR of $1,177 million to $1,180 million, representing year-over-year growth of 14.2% to 14.5%
•Total revenue of $1,116 million to $1,121 million, representing year-over-year growth of 16% to 17%
•Non-GAAP operating income of $177 million to $182 million
•Non-GAAP net income per share of $1.36 to $1.39, assuming diluted weighted-average shares outstanding of approximately 141.9 million
•Free cash flow of $240 million

We have not reconciled free cash flow or diluted weighted-average shares outstanding guidance to their most directly comparable GAAP measure due to the uncertainty regarding, and the potential variability of, the related reconciling items. For those reasons, we are also unable to address the probable significance of the unavailable information. Accordingly, a reconciliation for free cash flow and diluted weighted-average shares outstanding guidance is not available without unreasonable effort.

Conference Call Information

Smartsheet will host a conference call and live webcast for analysts and investors at 1:30 p.m. Pacific Time on September 5, 2024. A live webcast and accompanying presentation can be accessed through the events section of the Smartsheet investor relations website at: https://investors.smartsheet.com. The conference call can also be accessed by dialing (888) 440-6385, or +1 (646) 960-0180 (outside of the U.S.). The conference ID is 7672979. A replay of the conference call will be available starting approximately two hours after the conclusion of the live event and will be available for seven days. The dial-in for the replay is (800) 770-2030 or +1 (609) 800-9909 (outside of the U.S.).

Forward-Looking Statements
This press release contains “forward-looking” statements that are based on our management’s beliefs and assumptions and on information currently available to management. Forward-looking statements include, but are not limited to, statements about Smartsheet’s outlook for the third fiscal quarter ending October 31, 2024, the full fiscal year ending January 31, 2025, and Smartsheet’s expectations regarding possible or assumed business strategies, potential growth and innovation opportunities, new products, and potential market opportunities.

Forward-looking statements generally relate to future events or our future financial or operating performance. Forward-looking statements include all statements that are not historical facts and can be identified by terms such as “believe,” “continue,” “could,” “potential,” “remain,” “will,” “would” or similar expressions and the negatives of those terms. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. These risks include, but are not limited to, risks and uncertainties related to: our ability to achieve future growth and sustain our growth rate; our ability to attract and retain customers and increase sales to our customers; our ability to develop and release new products and services and to scale our platform; our ability to increase adoption of our platform through our self-service model; our ability to maintain and grow our relationships with strategic partners; the highly competitive and rapidly evolving market in which we participate; our ability to identify targets for, execute on, or realize the benefits of, potential acquisitions; and our international expansion strategies. Further information on risks that could cause actual results to differ materially from forecasted results is included in our filings with the SEC, including our Quarterly Report on Form 10-Q for the quarter ended July 31, 2024 to be filed with the SEC. Any forward-looking statements contained in this press release are based on assumptions that we believe to be reasonable as of this date. Except as required by law, we assume no obligation to update these forward-looking statements, or to update the reasons if actual results differ materially from those anticipated in the forward-looking statements.

Use of Non-GAAP Financial Measures
To supplement our condensed consolidated financial statements, which are prepared and presented in accordance with GAAP, we use certain non-GAAP financial measures, as described below, to understand and evaluate our core operating performance. These non-GAAP financial measures, which may be different than similarly titled measures used by other companies, are presented to enhance investors’ overall understanding of our financial performance and should not be considered a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures. A reconciliation of the non-GAAP financial measures to such GAAP measures can be found in the accompanying financial statements included with this press release.
We believe that these non-GAAP financial measures provide useful information about our financial performance, enhance the overall understanding of our past performance and future prospects, and allow for greater transparency with respect to important metrics used by our management for financial and operational decision-making. We are presenting these non-GAAP financial metrics to assist investors in seeing our financial performance through the eyes of management, and because we believe that these measures provide an additional tool for investors to use in comparing our core financial performance over multiple periods with other companies in our industry.
We define non-GAAP operating income as GAAP operating loss excluding share-based compensation expense, amortization of acquisition-related intangible assets, one-time costs associated with mergers and acquisitions, lease restructuring costs, and litigation expenses and settlements related to matters that are outside the ordinary course of our business, as applicable. We define non-GAAP net income as GAAP net income (loss) excluding non-recurring income tax adjustments associated with mergers and acquisitions and the same exclusions that are used to derive non-GAAP operating income.

We define basic non-GAAP net income per share as non-GAAP net income divided by weighted-average shares outstanding ("WASO"). We define diluted non-GAAP net income per share as non-GAAP net income divided by diluted WASO. Diluted WASO includes the impact of potentially dilutive securities, which include stock options, restricted share units, performance share units, and shares subject to our 2018 employee stock purchase plan. There are a number of limitations related to the use of these non-GAAP measures as compared to GAAP operating loss and net income (loss), including that the non-GAAP measures exclude share-based compensation expense, which has been, and will continue to be for the foreseeable future, a significant recurring expense in our business and an important part of our compensation strategy.
We use the non-GAAP financial measure of free cash flow, which is defined as GAAP net cash flows from operating activities, reduced by cash used for purchases of property and equipment (inclusive of spend on internal-use software) and principal payments on finance lease obligations. We believe free cash flow is an important liquidity measure of the cash that is available, after capital expenditures and operational expenses, for investment in our business, share repurchases, and potential acquisitions. Free cash flow is useful to investors as a liquidity measure because it measures our ability to generate excess cash beyond what is required for our operations. Once our business needs and obligations are met, cash can be used to maintain a strong balance sheet and invest in future growth. There are a number of limitations related to the use of free cash flow as compared to net cash from operating activities, including that free cash flow includes capital expenditures, the benefits of which are realized in periods subsequent to those when expenditures are made.
Definitions of Key Business Metrics
Annualized recurring revenue

We define annualized recurring revenue, or ARR, as the annualized recurring value of all active subscription contracts at the end of a reporting period. We exclude the value of non-recurring revenue streams, such as our professional services revenue, that are recognized at a point in time. We use ARR as one of our operating measures to assess the strength of the Company’s subscription services. ARR is a performance metric and should be viewed independently of revenue and deferred revenue, and is not intended to be a substitute for, or combined with, any of these items. Both multi-year contracts and contracts with terms less than one year are annualized by dividing the total committed contract value by the number of months in the subscription term and then multiplying by 12. Annualizing contracts with terms less than one year results in amounts being included in our ARR calculation that are in excess of the total contract value for those contracts at the end of the reporting period. The value of subscription contracts that are sold through third-party resellers, wherein we do not have visibility into the pricing provided, is based on the list price.

Average ARR per domain-based customer

We use average ARR per domain-based customer to measure customer commitment to our platform and sales force productivity. We define average ARR per domain-based customer as total outstanding ARR for domain-based subscriptions as of the end of the reporting period divided by the number of domain-based customers as of the same date. We define domain-based customers as organizations with a unique email domain name.

Dollar-based net retention rate

We calculate dollar-based net retention rate as of a period end by starting with the ARR from the cohort of all customers as of the 12 months prior to such period end (“Prior Period ARR”). We then calculate the ARR from these same customers as of the current period end (“Current Period ARR”). Current Period ARR includes any upsells and is net of contraction or attrition over the trailing 12 months, but excludes subscription revenue from new customers in the current period. We then divide the total Current Period ARR by the total Prior Period ARR to arrive at the dollar-based net retention rate. Any ARR obtained through merger and acquisition transactions does not affect the dollar-based net retention rate until one year from the date on which the transaction closed.

The dollar-based net retention rate is used by us to evaluate the long-term value of our customer relationships and is driven by our ability to retain and expand the subscription revenue generated from our existing customers.

About Smartsheet

Smartsheet (NYSE: SMAR) is the modern enterprise work management platform trusted by millions of people at companies across the globe, including 85% of the 2023 Fortune 500 companies. The category pioneer and market leader, Smartsheet delivers powerful solutions fueling performance and driving the next wave of innovation. Visit www.smartsheet.com to learn more.

Disclosure of Material Information

Smartsheet announces material information to its investors using SEC filings, press releases, public conference calls, and on its investor relations page of the company’s website at https://investors.smartsheet.com.

SMARTSHEET INC.
Condensed Consolidated Statements of Operations
(in thousands, except per share data)
(unaudited)

	Three Months Ended July 31,		Six Months Ended July 31,
	2024	2023	2024	2023
Revenue
Subscription	$263,530	$221,522	$512,625	$427,523
Professional services	12,882	14,063	26,771	27,948
Total revenue	276,412	235,585	539,396	455,471
Cost of revenue
Subscription	37,999	33,584	73,771	66,751
Professional services	11,852	13,454	24,402	26,168
Total cost of revenue	49,851	47,038	98,173	92,919
Gross profit	226,561	188,547	441,223	362,552
Operating expenses
Research and development	63,600	58,358	126,037	114,548
Sales and marketing	130,222	129,813	255,461	244,765
General and administrative	41,219	36,523	79,334	71,501
Total operating expenses	235,041	224,694	460,832	430,814
Loss from operations	(8,480)	(36,147)	(19,609)	(68,262)
Interest income	8,836	5,847	16,662	11,064
Other income (expense), net	(263)	(55)	(640)	(591)
Income (loss) before income tax provision (benefit)	93	(30,355)	(3,587)	(57,789)
Income tax provision (benefit)	(7,765)	3,002	(2,587)	5,438
Net income (loss)	$7,858	$(33,357)	$(1,000)	$(63,227)
Net income (loss) per share, basic	$0.06	$(0.25)	$(0.01)	$(0.47)
Net income (loss) per share, diluted	$0.06	$(0.25)	$(0.01)	$(0.47)
Weighted-average shares outstanding used to compute net income (loss) per share, basic	138,408	133,829	137,923	133,196
Weighted-average shares outstanding used to compute net income (loss) per share, diluted	141,157	133,829	137,923	133,196
Share-based compensation expense included in the condensed consolidated statements of operations was as follows (in thousands, unaudited):

	Three Months Ended July 31,		Six Months Ended July 31,
	2024	2023	2024	2023
Cost of subscription revenue	$3,020	$3,357	$6,072	$6,816
Cost of professional services revenue	1,511	1,915	3,249	3,825
Research and development	18,217	17,611	36,273	35,043
Sales and marketing	14,424	18,989	31,019	38,043
General and administrative	10,197	10,151	20,676	20,075
Total share-based compensation expense	$47,369	$52,023	$97,289	$103,802

SMARTSHEET INC.
Condensed Consolidated Balance Sheets
(in thousands, except share data)
(unaudited)

	July 31, 2024	January 31, 2024
Assets
Current assets:
Cash and cash equivalents	$393,487	$282,094
Short-term investments	313,082	346,701
Accounts receivable, net of allowances of $4,151 and $6,560, respectively	193,076	238,708
Prepaid expenses and other current assets	63,990	64,366
Total current assets	963,635	931,869
Restricted cash	18	19
Deferred commissions	155,696	148,867
Property and equipment, net	41,153	42,362
Operating lease right-of-use assets	32,102	39,480
Intangible assets, net	22,943	27,960
Goodwill	141,477	141,477
Other long-term assets	5,817	5,445
Total assets	$1,362,841	$1,337,479
Liabilities and shareholders’ equity
Current liabilities:
Accounts payable	$6,076	$2,937
Accrued compensation and related benefits	61,496	77,453
Other accrued liabilities	30,743	30,534
Operating lease liabilities, current	15,981	16,040
Finance lease liabilities, current	280	216
Deferred revenue	547,995	568,670
Total current liabilities	662,571	695,850
Operating lease liabilities, non-current	26,643	33,100
Finance lease liabilities, non-current	339	455
Deferred revenue, non-current	1,859	1,785
Other long-term liabilities	538	434
Total liabilities	691,950	731,624
Shareholders’ equity:
Preferred stock, no par value; 10,000,000 shares authorized, no shares issued or outstanding as of July 31, 2024 and January 31, 2024	—	—
Class A common stock, no par value; 500,000,000 shares authorized, 138,533,780 shares issued and outstanding as of July 31, 2024; 500,000,000 shares authorized, 136,884,011 shares issued and outstanding as of January 31, 2024	—	—
Class B common stock, no par value; 500,000,000 shares authorized, no shares issued and outstanding as of July 31, 2024 and January 31, 2024	—	—
Additional paid-in capital	1,575,180	1,468,805
Accumulated other comprehensive income (loss)	(148)	(146)
Accumulated deficit	(904,141)	(862,804)
Total shareholders’ equity	670,891	605,855
Total liabilities and shareholders’ equity	$1,362,841	$1,337,479

SMARTSHEET INC.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Six Months Ended July 31,
	2024	2023
Cash flows from operating activities
Net income (loss)	$(1,000)	$(63,227)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Share-based compensation expense	97,289	103,802
Depreciation and amortization	13,625	13,191
Net amortization of premiums (discounts) on investments	(4,813)	(4,845)
Amortization of deferred commission costs	32,564	24,378
Unrealized foreign currency (gain) loss	(492)	483
Non-cash operating lease costs	5,087	6,322
Impairment of long-lived assets	3,237	—
Other, net	3,985	1,674
Changes in operating assets and liabilities:
Accounts receivable	41,942	40,433
Prepaid expenses and other current assets	254	49
Other long-term assets	(761)	(798)
Accounts payable	3,116	(602)
Other accrued liabilities	(3,291)	8,000
Accrued compensation and related benefits	(14,784)	(2,337)
Deferred commissions	(39,393)	(38,840)
Deferred revenue	(20,385)	3,183
Other long-term liabilities	104	216
Operating lease liabilities	(7,062)	(8,052)
Net cash provided by operating activities	109,222	83,030
Cash flows from investing activities
Purchases of short-term investments	(177,092)	(248,480)
Maturities of short-term investments	218,259	174,900
Purchases of property and equipment	(1,023)	(1,395)
Proceeds from sale of property and equipment	34	27
Capitalized internal-use software development costs	(5,317)	(4,815)
Net cash provided by (used in) investing activities	34,861	(79,763)
Cash flows from financing activities
Proceeds from exercise of stock options	9,930	1,070
Taxes paid related to net share settlement of restricted stock units	(13,925)	(1,150)
Proceeds from contributions to Employee Stock Purchase Plan	10,774	10,846
Principal payments of finance leases	(52)	—
Repurchases of Class A Common Stock and related costs	(39,588)	—
Net cash provided by (used in) financing activities	(32,861)	10,766
Effects of changes in foreign currency exchange rates on cash, cash equivalents, and restricted cash	(23)	6

Net increase in cash, cash equivalents, and restricted cash	111,199	14,039
Cash, cash equivalents, and restricted cash at beginning of period	282,442	223,757
Cash, cash equivalents, and restricted cash at end of period	$393,641	$237,796

SMARTSHEET INC.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

Supplemental disclosures
Cash paid for interest	$15	$—
Cash paid for income tax	3,917	6,186
Accrued purchases of property and equipment, including internal-use software	819	1,255
Share-based compensation expense capitalized in internal-use software development costs	1,807	2,065
Right-of-use assets obtained in exchange for new operating lease liabilities	541	—
Right-of-use asset reductions related to operating leases	2,832	1,033
Repurchases of Class A Common Stock and related costs in accrued expenses	749	—
Short-term investment securities purchased but not settled	2,740	—

SMARTSHEET INC.
Reconciliation from GAAP to Non-GAAP Financial Measures
(unaudited)

Reconciliation from GAAP operating loss to non-GAAP operating income and operating margin

	Three Months Ended July 31,		Six Months Ended July 31,
	2024	2023	2024	2023

	(dollars in thousands)
Loss from operations	$(8,480)	$(36,147)	$(19,609)	$(68,262)
Add:
Share-based compensation expense(1)	48,194	52,549	98,669	104,749
Amortization of acquisition-related intangible assets(2)	2,305	2,707	5,012	5,416
Lease restructuring costs(3)	3,279	110	3,319	116
Non-GAAP operating income	$45,298	$19,219	$87,391	$42,019

Operating margin	(3)%	(15)%	(4)%	(15)%
Non-GAAP operating margin	16%	8%	16%	9%
(1)    Includes amortization related to share-based compensation that was capitalized in internal-use software and other assets in previous periods.
(2)    Consists entirely of amortization of intangible assets that were recorded as part of purchase accounting. The amortization of intangible assets related to acquisitions will recur in future periods until such intangible assets have been fully amortized.
(3)    Includes charges related to the reassessment of our real estate lease portfolio.

Reconciliation from GAAP net income (loss) to non-GAAP net income and per share data

	Three Months Ended July 31,		Six Months Ended July 31,
	2024	2023	2024	2023

	(in thousands, except per share data)
Net income (loss)	$7,858	$(33,357)	$(1,000)	$(63,227)
Add:
Share-based compensation expense(1)	48,194	52,549	98,669	104,749
Amortization of acquisition-related intangible assets(2)	2,305	2,707	5,012	5,416
Lease restructuring costs(3)	3,279	110	3,319	116
Non-GAAP net income	$61,636	$22,009	$106,000	$47,054

Non-GAAP net income per share, basic	$0.45	$0.16	$0.77	$0.35
Non-GAAP net income per share, diluted	$0.44	$0.16	$0.75	$0.34
(1)    Includes amortization related to share-based compensation that was capitalized in internal-use software and other assets in previous periods.
(2)    Consists entirely of amortization of intangible assets that were recorded as part of purchase accounting. The amortization of intangible assets related to acquisitions will recur in future periods until such intangible assets have been fully amortized.
(3)    Includes charges related to the reassessment of our real estate lease portfolio.

SMARTSHEET INC.
Reconciliation from GAAP to Non-GAAP Financial Measures
(unaudited)

Non-GAAP reconciliation from basic to diluted weighted-average shares outstanding

	Three Months Ended July 31,		Six Months Ended July 31,
	2024	2023	2024	2023

	(in thousands)
Weighted-average shares outstanding; basic	138,408	133,829	137,923	133,196
Effect of dilutive securities:
Shares subject to outstanding common stock awards	2,749	3,541	2,715	3,864
Weighted-average common shares outstanding; diluted	141,157	137,370	140,638	137,060

Reconciliation from net operating cash flow to free cash flow

	Three Months Ended July 31,		Six Months Ended July 31,
	2024	2023	2024	2023

	(in thousands)
Net cash provided by operating activities	$59,144	$48,459	$109,222	$83,030
Less:
Purchases of property and equipment	(410)	(542)	(1,023)	(1,395)
Capitalized internal-use software development costs	(1,566)	(2,418)	(5,317)	(4,815)
Principal payments of finance leases	(18)	—	(52)	—
Free cash flow	$57,150	$45,499	$102,830	$76,820

SMARTSHEET INC.
Reconciliation from GAAP to Non-GAAP Financial Measures
(unaudited)

Reconciliation from GAAP operating loss to non-GAAP operating income guidance

	Q3 FY 2025		FY 2025
	Low	High	Low	High

	(in millions)
Loss from operations	$(9.9)	$(7.9)	$(41.8)	$(36.8)
Add:
Share-based compensation expense(1)	49.5	49.5	205.0	205.0
Amortization of acquisition-related intangible assets(2)	2.3	2.3	9.6	9.6
Lease restructuring costs(3)	0.1	0.1	4.2	4.2
Non-GAAP operating income	$42.0	$44.0	$177.0	$182.0
(1)    Includes amortization related to share-based compensation that was capitalized in internal-use software and other assets in previous periods.
(2)    Consists entirely of amortization of intangible assets that were recorded as part of purchase accounting. The amortization of intangible assets related to acquisitions will recur in future periods until such intangible assets have been fully amortized.
(3)    Includes charges related to the reassessment of our real estate lease portfolio.

Reconciliation from GAAP net loss to non-GAAP net income guidance

	Q3 FY 2025		FY 2025
	Low	High	Low	High

	(in millions)
Net loss	$(10.1)	$(8.1)	$(26.8)	$(21.8)
Add:
Share-based compensation expense(1)	49.5	49.5	205.0	205.0
Amortization of acquisition-related intangible assets(2)	2.3	2.3	9.6	9.6
Lease restructuring costs(3)	0.1	0.1	4.2	4.2
Non-GAAP net income	$41.8	$43.8	$192.0	$197.0
(1)    Includes amortization related to share-based compensation that was capitalized in internal-use software and other assets in previous periods.
(2)    Consists entirely of amortization of intangible assets that were recorded as part of purchase accounting. The amortization of intangible assets related to acquisitions will recur in future periods until such intangible assets have been fully amortized.
(3)    Includes charges related to the reassessment of our real estate lease portfolio.

Source: Smartsheet Inc.
Smartsheet Inc.
Investor Relations Contact
Aaron Turner
investorrelations@smartsheet.com

Media Contact
Jennifer Henderson
pr@smartsheet.com